Exhibit 10.24

May 31, 2005

NMS Communications Corporation

100 Crossing Boulevard

Framingham, MA 01702

Dear Friends:

Pursuant to the Second Sublease Agreement Amendment dated April 7, 2004, amending the Sublease Agreement between our two companies, dated October 30, 2002, as previously amended (the “Sublease”), GlassHouse Technologies, Inc. has an option to extend the Term of the Sublease for an additional one year period commencing December 1, 2005, at an Annual Fixed Rent of $180,090.

Please accept this letter as our notice, pursuant to Section 19 (d) of the Sublease, to exercise such option and extend the term for an additional year commencing December 1, 2005, at the Annual Fixed Rental of $ 180,090.

We appreciate the good landlord–tenant relationship that we have enjoyed and look forward to its continuation.

Kindly sign and return the enclosed copy of this letter to acknowledge your receipt of this notice.

Thank you for your consideration.

Sincerely yours,

GlassHouse Technologies, Inc.

By:	/s/ Ken Hale
Ken Hale, Chief Financial Officer

Receipt Acknowledged

NMS Communications Corporation

By:	/s/ Jamie Toale
Title/Date:	Vice President May 31, 2005

cc:	NMS Communications Corporation

100 Crossing Boulevard

Framingham, MA 01702

Attn: VP & General Counsel